SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                Amendment No. 3

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

     Date of Report: (Date of earliest event reported) : September 12, 2002

                          Commission File No. 333-82786


                              HARTVILLE GROUP, INC.
            ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             Nevada                                        94-3360099
--------------------------------                -------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)


                7551 North Main Street, North Canton, Ohio 44720
               ---------------------------------------------------
                    (Address of principal executive offices)

                                 (330) 305-1352
                           ---------------------------
                            (Issuer telephone number)

                              Venturelist.com, Inc.
                                446 Mountain Oaks
                            Canyon Lake, Texas 78133
                             Former Name and Address

Item 1.     Changes in Control of the Registrant.

       As a result of the acquisition of Hartville Equestrian, Inc., a Nevada corporation ("Hartville Equestrian"), the control of the Registrant shifted to the former shareholders of Hartville Equestrian. The following entity which is owned by Allan Staggs, now exercises control of the Registrant.

       Name                      No. of shares              Percentage
      -------                   ----------------           -------------
     Whiskers, Inc.                2,000,000                   66.4%

Item 2.   Acquisition of Disposition of Assets.

     On September 12, 2002, the Registrant acquired 100% of the issued and outstanding shares of Hartville Equestrian in exchange for 2,251,000 post forward split shares of the Registrant's common stock. Following the exchange, there are 3,011,244 shares of the Registrant's common stock outstanding.

Background

     Hartville Group, Inc. was incorporated in the state of Nevada on February 1, 2001 as a holding company of Petsmarketing Insurance.com Agency, Inc., incorporated in the state of Ohio on March 31, 2000, which sells sickness and accident policies for domestic household pets, and for Hartville Insurance Company, LTD, which was incorporated in the Cayman Islands on October 19, 2001 and holds a restricted class B Insurer's License under the law of the Cayman Islands. On September 9, 2002, Hartville Group, Inc. changed its name to Hartville Equestrian, Inc. The registrant, formerly Venturelist.com, Inc., changed its name to Hartville Group, Inc. on September 9, 2002. On September 12, 2002, Hartville Group, Inc., formerly Venturelist.com, Inc., acquired 100% of the issued and outstanding shares of Hartville Equestrian, Inc., formerly Hartville Group, Inc. in exchange for 2,251,000 post forward split shares of the registrant's common stock.

     On February 1, 2002, Petsmarketing, Inc. transferred its entire interest in Petsmarketing Insurance.Com Agency, Inc. to Hartville Group, Inc. in exchange for 1,500,000 shares of Hartville Group. Also at the same time Petsmarketing, Inc. transferred its entire interest in Hartville Insurance Company, LTD (A Cayman Island Corporation) to Hartville Group Inc. in exchange for 500,000 shares of Hartville Group. When the transfer was complete Petsmarketing, Inc. owned 2,000,000 of the 2,001,000 shares outstanding of Hartville Group, Inc., thereby making Hartville Group, Inc. a subsidiary of Petsmarketing, Inc. On or about April 1, 2001, Hartville Group, Inc. loaned $48,107.83 to PetsMarketing, Inc., which changed its name to PS Management Holdings, Inc. on May 15, 2002. On September 6, 2002, by mutual agreement between Hartville Group, Inc. and PS Management Holdings, Inc., on September 6, 2002, PS Management Holdings, Inc. returned 1,750,000 shares of Hartville Group to Hartville Group for cancellation as payment of the debt. On September 5, 2002, Whiskers, Inc. acquired 2,000,000 shares of Hartville Group, Inc. from Hartville Group, Inc. in consideration for $50,000.

Hartville Group, Inc., when originally organized was to include both an insurance agency and a reinsurance company, which would take an 80 to 90% quota share participation in the pet health insurance thereby increasing the portion of risk and profits retained by Hartville Group, Inc. At November 14, 2002, this goal had not been accomplished.

Business
Petsmarketing Insurance.Com Agency, Inc.

PetsMarketing Insurance.com Agency, Inc. ("Agency") is primarily a marketing/administration company concentrating on the sale of its proprietary health insurance plans for domestic pets. Its business plan calls for introducing its product effectively and efficiently through a variety of distribution systems. The Agency presently accepts applications, underwrites and issues policies electronically. The Agency, through its proprietary policy fulfillment system - PUPPS- notes that it has the capability to provide online quotes, generate specific applications on the fly, approve applications, issue policies, and monitor claim trends on a proactive basis. This capability enables the Agency to effectively manage and control losses. Also, having the ability to recognize loss trends early enables the company to amend underwriting guidelines quickly, thereby controlling and delivering appropriate underwriting margins. The Agency through its licensed agent commenced selling the Petshealth Care Plan in December 1997. The company's revenues are derived mainly from the commissions, underwriting profits, and fees derived from the pet health premium it originates and services.

The Agency is licensed in 42 states and has filed applications with another 8 states with the objective to receive authorization to act as insurance agency in all 50 states of the United States.

Hartville Insurance Company, Ltd.

Hartville Insurance Company, Ltd. was formed to reinsure pet health insurance that is currently being marketed by the Agency. Hartville Insurance specializes in niche insurance product line companies with limited competition due to specialization, which affords sizeable underwriting returns. Niche target markets that the company has already or will focus on are as follows: First, pet health insurance; Second, equine insurance; and Third, farm/ranch and animal mortality insurance.

Hartville Insurance takes a quota share participation on the pet health insurance originated by the Agency. The product, known as the Petshealth Care Plans works like most major medical plans for people. The plan pays eighty (80) percent of all veterinary costs and medications received for any covered illness or injury (accident) following the annual deductible of $100 per pet. Selected plans provide coverage for routine vaccinations, heartworm testing and flea preventive medications, dental cleanings, and all plans cover the cost to spay or neuter a pet. Pet owners are free to use any veterinarian in the United States and all plans provide a thiry-day risk free trial. In the event that a policy holder is not completely satisfied with the plan and if they have not filed a claim, they can return the policy within thirty days for a full refund (flat cancellation).

There are three plans offered, Basic, Value, and Choice, and they have the following per incident and policy limits, respectively:

Basic           $1,500/$8,000
Value          $3,500/$11,000
Choice         $5,000/$13,000

The current offering (policy) is restricted to only dogs and cats.

Hartville commenced marketing the Petshealth Care Plan--its trademarked pet health insurance plan--in December 1997, through a licensed insurance agent and now, through its wholly owned subsidiary--Petsmarketing Insurance.com
Agency--a full service managing general insurance agency. The plan is underwritten by Clarendon National Insurance Company, which is a member company of Hanover Re, which has an S&P rating of AA+ and a Best's Rating of A+. Hartville participates in the underwriting risk by reinsuring a portion of the risk retained by Clarendon with Hanover and Risk/R+V Versicherung Ag through the company's second wholly owned subsidiary Hartville Insurance Company, which is a reinsurance company registered in the Cayman Islands, British West Indies managed by Caledonian Bank.

Headquartered in North Canton, Ohio, Hartville combines four distribution channels as its core strategies, which are electronic-point-of-sale in grocery and pet super stores; Internet (www.petshealthplan.com); take-one brochures in veterinary practices; and endorsement from the pet celebrity "Garfield".

The United States (US) has the largest population of companion animals in the world. Pets occupy an important place in more than half of all US households. Dogs and cats, alone, number more than 112 million in the US. As a market, owners of companion pets include 58.9 million households and their numbers are growing. Each year consumers in this market spend over $10 billion on veterinary care for their pets.

Increasingly, companion animals are considered by their owners as "members of the family." The American Animal Hospital Association (AAHA) reports that 81 percent of pet owners think of their pets as family members or even "children."1 With growing frequency, young professionals, childless couples, "empty nesters," and senior citizens report that they depend on their pets for companionship and emotional bonding.

Hartville Group, Inc. has written premium on in-force policies of $3,500,000 and is projected to grow to $6,000,000 in 2002 and to $17,000,000 by 2005. Losses (claims) for the program from 1998 to 2000 on a pure basis were 58%. The pure loss ratio for the first nine months of 2002 has been 50%. The loss ratio for these periods with loss allowance expense (IAE) was 65% for 1998 to 2000 and 52% for 2001. The improvement in losses is attributable to refinements in underwriting, claims, and rate increase, which was implemented in early 2001 and in 2002.

The casualty Actuarial Services Division of Aon Risk Consultants conducted an actuarial study of the overall experience of the Petshealth Care Plans from their inception in January 1998 through August 2000. It also reviewed the overall rate adequacy of the new rates being used currently by the insurance company. The aggregate pure loss ratio was 55.7% and was relatively stable month to month with some upward trending over time. The new rates reflect an overall 21% rate increase and are projected to achieve a 60% loss ratio in the 2001-2002 period. This leaves 40% to cover acquisition administration and profit.

Pet health insurance coverage has been successfully marketed in Europe for many years. The Company plans to follow the proven practices of the European market. The management has carefully researched the available market and has concluded that there is a significant demand in the U.S. for companion pet health insurance.

The Competition

Hartville Group, Inc.'s major competitors are Veterinary Pet Insurance (VPI) and Premier Pet Insurance. VPI has by far the largest position with an estimated 78% of the insurance market in the United States with a premium revenue of approximately $34.4 million and 172,000 policies. In comparison, PetsMarketing has developed $3mm of written premium in the last 36 months and has 12,000 active policies. VPI is 65% owned by Scottsdale Insurance Company, which in turn is a wholly owned subsidiary of Nationwide Mutual Insurance Company. Premier Pet Insurance is underwritten by AIG. Other competitors include Companion Care and Blue Paw, both newly in business.

Item 5.   Other Events.

The Registrant affected a 4:1 forward stock split on September 11, 2002. As a result of the acquisition of Hartville Equestrian and the change in focus of the Registrant's business, the Registrant changed its name from Venturelist.com, Inc. to Hartville Group, Inc. and changed its trading symbol to HTVL. In addition, the former directors and officers of Venturelist.com, Inc. resigned and the directors and officers of Hartville Equestrian have become the directors and officers of the Registrant. The new directors and officers are as follows:
W. Russell Smith, III-President and Director; and Robert L. Cashman-Secretary and Director.

The Registrant was not authorized to use the Hoffski and Pisano audit report which was previously utilized in its 10/1/02 8-K filing.

Item 7.   Financial Statements and Exhibits.

Financial Statements of Hartville Equestrian, Inc.

         (a)      Financial Statements of Businesses Acquired

Independent Auditor's Report                                                 F-1
Balance Sheet as of December 31, 2000 and December 31, 2001                  F-2
Statement of Operations for the period March 1, 2000
 (Inception) to December 31, 2000 and the year ended December
  31, 2001                                                                   F-3
Statement of Stockholders? Equity for the period March
 1, 2000 (Inception) to December 31, 2000 and the year ended
  December 31, 2001                                                          F-4
Statement of Cash Flows for the period March 1, 2000
 (Inception) to December 31, 2000 and the year ended December 31, 2001       F-5
Notes to Financial Statements                                                F-6

Balance Sheet as of June 30, 2002 (Unaudited)                                F-8
Statement of Operations for the period ended June 30, 2002 (Unaudited)       F-9
Statement of Cash Flows for the period March 1, 2000
 (Inception) to June 30, 2002 (Unaudited) F-10 Notes to Financial Statements
 (Unaudited)                                                                F-11

b) Pro Forma Financial Information

The acquisition of Hartville Equestrian by the Company will be accounted for using the purchase method of accounting. Hartville Equestrian will be deemed the acquiror for accounting and financial reporting purposes. Because pro forma financial statements giving effect to the Exchange on a historical basis would be substantially identical to the financial statements of Hartville Equestrian, no pro forma financial statements are included herewith.

c) Exhibits:

     2.1(1)  Exchange Agreement
     3.1(1)  Articles of Amendment to the Articles of Incorporation

(1) Previously filed with Form 8-K filed on September 12, 2002.

                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


HARTVILLE GROUP, INC.

February 17, 2003                /s/ W. Russell Smith, III
                                 --------------------------
                                  W. Russell Smith, III
                                  President

TERANCE L. KELLEY
Certified Public Accountant            3250 West Market Street, Suite 307
                                       Fairlawn, OH 44333






                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

Board  of  Directors
Hartville  Group,  Inc.  and  Subsidiaries
Canton,  Ohio

I have audited the consolidated Balance Sheet of Hartville Group, Inc. and Subsidiaries (A Development Stage Company), as of December 31, 2001 and 2000 and the related Consolidated Statements of Income, Consolidated Changes in Stockholders' Equity, and Consolidated Statement of Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on those financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Audits include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, based on my audits the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of Hartville Group, Inc. and Subsidiaries as of December 31, 2001 and 2000 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles accepted in the United States of America.

/s/ Terance L. Kelley
----------------------
Terance  L.  Kelley
February  7,  2002


                     Hartville Group, Inc. and Subsidiaries
                          (A Development Stage Company)
                           Consolidated Balance Sheet
                                  December 31,

                                                      2001                 2000
          ASSETS
Current Assets
  Cash. . . . . . . . . . . . . . . . . . . . .    $896,553               $8,506
  Commissions receivable. . . . . . . . . . . .      50,911              137,400
  Other receivables . . . . . . . . . . . . . .      12,478                    -
  Prepaid expenses. . . . . . . . . . . . . . .      32,862                2,886

    Total Current Assets. . . . . . . . . . . .     992,804              148,792

Fixed Assets
  Property and equipment - net. . . . . . . . .      92,024                    -
  Deferred policy acquisition costs - net . . .     220,484               77,607
                                                    312,508               77,607

Other Assets
  Licensing fees. Less accumulated
    amortization of $14,706 and $5,882. . . . .      35,294               44,118
  Other non-current assets. . . . . . . . . . .     163,774              157,883

                                                    199,068              202,001


Total Assets. . . . . . . . . . . . . . . . . .  $1,504,380             $428,400

See accompanying notes to financial statements.



                     Hartville Group, Inc. and Subsidiaries
                          (A Development Stage Company)
                           Consolidated Balance Sheet
                                  December 31,

                                                      2001                 2000

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable. . . . . . . . . . . . . . .     $37,452              $46,127
  Accrued expenses. . . . . . . . . . . . . . .      29,797                   50
  Premium deposits. . . . . . . . . . . . . . .     189,675                    -
  Unearned commissions. . . . . . . . . . . . .      30,062                    -
  Notes payable . . . . . . . . . . . . . . . .           -              182,411
  Current portion of long-term debt . . . . . .       8,877                    -

    Total Current Liabilities . . . . . . . . .     295,863              228,588

  Long-Term Debt. . . . . . . . . . . . . . . .       4,127                    -

    Total Liabilities . . . . . . . . . . . . .     299,990              228,588

Stockholders' Equity
  Common stock, 50,000,000
    shares authorized: $.0001 par value;
    2,100,000 shares issued and
    outstanding . . . . . . . . . . . . . . . .       2,001                2,001
  Additional paid in capital. . . . . . . . . .   1,523,413              508,327
  Deficit accumulated during development stage.    (321,024)           (310,516)

                                                  1,204,390              199,812

Total Liabilities and Stockholders' Equity. . .  $1,504,380             $428,400

See accompanying notes to financial statements.




Hartville Group, Inc. and Subsidiaries
(A Development Stage Company)
Consolidated Statement of Income
For the Year Ended December 31, 2001, for the period From March 1, 2000 (Date of
Inception)
Through December 31, 2000, and Since Inception



                                                                               Since
                                                   2001         2000       Inception
Commissions. . . . . . . . . . . . . . . . . .    $599,499     $308,121     $907,620
Premiums . . . . . . . . . . . . . . . . . . .     637,749            -      637,749

                                                 1,237,248      308,121    1,545,369

Losses and expenses. . . . . . . . . . . . . .     382,649            -      382,649
Acquisition costs. . . . . . . . . . . . . . .     216,092            -      216,092
General and administrative . . . . . . . . . .     649,736      448,202    1,097,938

                                                 1,248,477      448,202    1,696,679

Operating loss . . . . . . . . . . . . . . . .     (11,229)    (140,081)    (151,310)

Other income . . . . . . . . . . . . . . . . .         721       34,667       35,388

Other expense. . . . . . . . . . . . . . . . .           -     (205,052)    (205,052)

Loss before taxes. . . . . . . . . . . . . . .     (10,508)    (310,466)    (320,974)

Provision for taxes. . . . . . . . . . . . . .           -           50           50

NET LOSS . . . . . . . . . . . . . . . . . . .    $(10,508)   $(310,516)   $(321,024)


Net loss per common share. . . . . . . . . . .        $.01      $(0.16)

Weighted average common shares outstanding . .   2,001,000    2,001,000

See accompanying notes to financial statements




                     Hartville Group, Inc. and Subsidiaries
                          (A Development Stage Company)
                 Consolidated Statement of Stockholders' Equity
For the Period From March 1, 2000 (Date of Inception) through December 31, 2001


                                                                     Additional                          Total
                                                    Common     Stock    Paid in   Accumulated    Stockholders'
                                                    Shares    Amount    Capital       Deficit           Equity
Balance at March 1, 2000 . . . . . . . . . . .           -        -           -             -                -
  Retroactive stock issued . . . . . . . . . .   2,001,000    2,001     508,327             -          510,328

  Net Loss . . . . . . . . . . . . . . . . . .           -        -           -      (310,516)        (310,516)

Balance at December 31, 2000 . . . . . . . . .   2,001,000   $2,001    $508,327     $(310,516)        $199,812

  Capital contributed 2001 . . . . . . . . . .           -        -   1,015,086             -        1,015,086

  Net Loss . . . . . . . . . . . . . . . . . .           -        -           -       (10,508)         (10,508)

Balance December 31, 2001. . . . . . . . . . .   2,001,000   $2,001  $1,523,413     $(321,024)      $1,204,390

See accompanying notes to financial statements




Hartville Group, Inc. and Subsidiaries
(A Development Stage Company)
Consolidated Statement of Cash Flows
For the Year Ended December 31, 2001, for the period From March 1, 2000 (Date of Inception)
Through December 31, 2000, and Since Inception



                                                                                      Since
                                                           2001         2000      Inception
Cash flows from operating activities
  Net loss . . . . . . . . . . . . . . . . . . . . . .    $(10,508)  $(310,516)   $(321,024)
  Adjustments to reconciliation net loss to net
    cash provided by operating activities
    Depreciation . . . . . . . . . . . . . . . . . . .      31,027      17,944       48,971
    Amortization . . . . . . . . . . . . . . . . . . .      52,014       5,882       57,896
    Decrease/(Increase) commissions receivable . . . .      86,489    (137,400)     (50,911)
    (Increase) Other receivables . . . . . . . . . . .     (12,478)          -      (12,478)
    (Increase) Prepaid expenses. . . . . . . . . . . .     (29,976)     (2,886)     (32,862)
    (Increase) Licensing fees. . . . . . . . . . . . .           -     (50,000)     (50,000)
    Increase Accounts payable. . . . . . . . . . . . .     (22,675)     46,127       23,452
    Increase Accrued expenses. . . . . . . . . . . . .      29,747          50       29,797
    Increase Premium deposits. . . . . . . . . . . . .     189,675           -      189,675
    Increase Unearned deposits . . . . . . . . . . . .      30,062           -       30,062
    Increase Reserve for losses. . . . . . . . . . . .      14,000           -       14,000
Net Cash Provided by /(Used for ) Operating Activities     357,377    (430,799)     (73,422)

Cash Flows from Investing Activities
    Increase Deferred policy acquisition costs . . . .    (263,673)          -     (263,673)
    Increase Property and equipment. . . . . . . . . .     (45,445)    (95,551)    (140,996)
    Increase Other non-current assets. . . . . . . . .      (5,891)   (157,883)    (163,774)

Net Cash Used for Investing Activities . . . . . . . .    (315,009)   (253,434)    (568,443)

Cash Flows from Financing Activities
    Proceeds from notes payable. . . . . . . . . . . .      17,807     182,411      200,218
    Payment on notes payable . . . . . . . . . . . . .    (187,214)          -     (187,214)
    Issuance of Common stock . . . . . . . . . . . . .           -       2,162        2,162
    Contributed capital. . . . . . . . . . . . . . . .   1,015,086     508,166    1,523,252

Net Cash Provided from Financing Activities. . . . . .     845,679     692,739    1,538,418

Net Increase in Cash and Cash Equivalents. . . . . . .     888,047       8,506      896,553

Cash and Cash Equivalents - Beginning. . . . . . . . .       8,506           -            -

Cash and Cash Equivalents - Ending . . . . . . . . . .  $  896,553   $   8,506   $  896,553

See accompanying notes to financial statements

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2001



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

DEVELOPMENT STAGE COMPANY
-------------------------

Hartville Group, Inc. and Subsidiaries (the Company) are development stage companies as defined under Statements of Financial Accounting Standards No. 7. Hartville Group, Inc. was incorporated in the state of Nevada on February 1, 2001 as a holding company of Petsmarketing Insurance.com Agency, Inc., incorporated in the state of Ohio, which sells sickness and accident policies for domestic household pets, for Hartville Group, Inc. (see Note 8) and for Hartville Insurance Company, LTD, which was incorporated in the Cayman Islands on October 19, 2001 and holds a restricted class B Insurer's License under the law of the Cayman Islands.

The Company, when originally organized was to include both an insurance agency and a reinsurance company, which would take an 80 to 90% quota share participation in the pet health insurance thereby increasing the portion of risk and profits retained by the Company. At December 31, 2001 this goal had not been accomplished and therefore the Company is still considered to be in the development stage at yearend.

Hartville Insurance Company LTD has taken a 35% (20% in 2002) quota share participation in the pet health insurance originated by Petsmarketing Insurance.com Agency, Inc. and insured by Clarendon National Insurance Company. The remaining 65% of risk (80% in 2002) is ceded to reinsurers. The policies have been issued on an occurrence basis with policy limits of $5,000 per occurrence with an annum aggregate of $13,000 for veterinarian's fees and $5,000 per animal for mortality.

The consolidated financial statements include the accounts of the Petsmarketing Insurance.com Agency, Inc., Hartville Group Inc., and Hartville Insurance Company, LTD, all wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Hartville Group, Inc. is a subsidiary of Petsmarking, Inc., which owns 2,000,000 of its 2,001,000 outstanding shares.

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                December 31, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------

REVENUE  RECOGNITION
--------------------

Policies are issued for a term of one year, thus the Company recognizes commissions on a 1/12 annual basis as premiums are received. In the event premiums are paid in advance; For example a policy on which the annual premium is paid in advance, the liability, Unearned Commissions is recognized until the premium is earned on a 1/12 annual basis. Commissions receivable represent commissions due the company from Clarendon National Insurance Company for premiums received during the previous month. Premium deposits are recorded as cash at yearend with the recording of a corresponding liability to the reinsurance carriers. Ceded costs represent the amounts due the agency for claims processing. Due to fronting carrier represents any amounts collected by the Company due to Clarendon National Insurance Company as the fronting carrier.

Hartville Insurance Company, LTD is a reinsurance company. It receives its income on a net basis. That is, the Company's revenue is net of claims paid and expenses, However, for accounting purposes this amount is grossed up to show Gross Premium Revenues and expenses of claims paid and loss allowances.

CASH AND CASH EQUIVALENTS
-------------------------

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

INCOME TAXES
------------

The Company accounts for income taxes under the provisions of Statements of Financial Accounting Standards No. 109 "Accounting for Income Taxes", which requires a company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates. The Company has no differences between book and tax accounting.




                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                December 31, 2001

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

DEFERRED POLICY ACQUISITION COST
--------------------------------

Costs incurred in connection with policy acquisition have been capitalized and are amortized over the estimated life of the policies acquired. Management presently is amortizing these costs over 36 months. Total costs deferred at December 1, 2001 were $263,673 with accumulated amortization through that date of $43,189.

PROPERTY AND EQUIPMENT
----------------------

Property and equipment are carried at cost. Maintenance, repairs and renewals are expensed as incurred. Depreciation of property and equipment is provided for over their estimated useful lives, which range from three to seven years, using the straight-lined method.

SOFTWARE  DEVELOPMENT  COSTS
----------------------------

The Company has expended $155,681 in software development costs through December 31, 2001 for internal use software. The Company will amortize these costs over its estimated useful life, which as not been determined at this time, once the development stage is complete. The Company is still actively developing this software.

RESERVE  FOR  LOSSES
--------------------

The Company has recognized a reserve for losses at December 31, 2001 to bring its loss ratio in line with management's anticipated amount. Actual losses in 2001 were less than anticipated.

LIABILITY  FOR  UNPAID  CLAIMS
------------------------------

The Company pays claims on a claims made basis whereby claims are only paid while the policy is in force. Any liability for unpaid claims at yearend is included in accounts payable.

USE OF ESTIMATES
----------------

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                December 31, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------

that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2 - OTHER NONCURRENT ASSETS
--------------------------------

Other non-current assets represent software costs associated with the development of the Company's computer system in the amount of $155,681. As of December 31, 2001, the software is still under active development and has not been placed in service. Also included are insurance license costs of $7,428 and organization costs of $665.

NOTE 3 - PROPERTY AND EQUIPMENT
-------------------------------



Property and equipment are summarized by major classifications as follows:

                                                                 2001        2000
                                                              -----------  ---------

Furniture and fixtures . . . . . . . . . . . . . . . . . . .     $ 3,360    $ 2,749
Equipment. . . . . . . . . . . . . . . . . . . . . . . . . .      81,690     47,058
Software . . . . . . . . . . . . . . . . . . . . . . . . . .      45,744     45,744
Leasehold Improvements . . . . . . . . . . . . . . . . . . .      10,202        -0-
                                                              -----------  ---------
                                                                 140,996     95,551

Less:  accumulated depreciation. . . . . . . . . . . . . . .   (  48,972)   (17,944)
                                                              -----------  ---------

                                                                 $ 92,024  $ 77,607
                                                                 ========   =======

Deferred policy acquisition costs are summarized as follows:

Deferred policy acquisition costs. . . . . . . . . . . . . .   $ 263,673       $  0
Less: accumulated amortization . . . . . . . . . . . . . . .     (43,189)         0
                                                              -----------  ---------

                                                               $ 220,484       $  0
                                                                ========       =======


                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                December 31, 2001

NOTE 4 - NOTE PAYABLE
---------------------

Note Payable consists of the following:

     Note payable to a bank, $175,000.00 plus accrued
     interest of  7,411.00 at 12%, due June 1, 2001                  $ 182,411

This Note was paid on the due date in 2001

NOTE 5 - INCOME TAXES
---------------------

The Company has a net operating loss of approximately $321,000 available for carryforward of up to twenty (20) years for federal purposes. Pursuant to Internal Revenue Code Section 382 and the regulations there under, the amounts of utilizable carryover may be limited as a result of ownership changes or even eliminated if business continuity requirements are not met. Net operating losses may be carried forward for fifteen consecutive tax years for the state of Ohio.

There were no temporary differences allowing no deferred tax liabilities to arise.



Components of Income Tax Expenses are as follows:

CURRENT                                          2001                           2000
                                             --------                        -------


  Federal. . . . . . . . . . . . . . . . .  $     -0-                          $   -
  States . . . . . . . . . . . . . . . . .        -0-                             50
                                              -------                       --------

  NET PROVISION/(BENEFIT FOR INCOME TAXES)  $     -0-                          $  50
                                               ======                         ======

NOTE 6 - COMMITMENTS
--------------------

The Company's leasing operations consist principally of the leasing of office space under operating leases that expire in five years.

The following is a schedule, by years of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2001.

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                December 31, 2001

NOTE 6 - COMMITMENTS (CONTINUED)
--------------------------------


     Year ending December 31                                  Amount
                        2002                                $ 26,000
                        2003                                  26,000
                        2004                                  26,000
                        2005                                   8,677
                                                          ----------

                        Total                               $ 86,667
                                                              ======

Rental expense was approximately $28,744 and $18,291 for 2001 and 2000 respectively.

NOTE 7 - SUBSEQUENT EVENT
-------------------------

On February 1, 2002 Petsmarketing, Inc. transferred its entire interest in Petsmarketing Insurance.Com Agency, Inc. to Hartville Group, Inc. (A Nevada Corporation) in exchange for 1,500,000 shares of Hartville Group. Also at the same time Petsmarketing, Inc. transferred its entire interest in Hartville Insurance Company, LTD (A Cayman Island Corporation) to Hartville Group Inc. in exchange for 500,000 shares of Hartville Group. When the transfer was complete Petsmarketing, Inc. owned 2,000,000 of the 2,001,000 shares outstanding of Hartville Group, Inc., thereby making Hartville Group, Inc. a subsidiary of Petsmarketing, Inc. Since there was no significant change in ownership the transaction was accounted for as similar to a pooling of interests with all assets and liabilities recorded at historical values. This transaction is included in the enclosed financial statements as if it took place on December 31, 2001.

NOTE  8  RELATED  PARTY  TRANSACTIONS
-------------------------------------

There were no material related party transactions during the years ended December 31, 2001 or 2000.

NOTE  9  OPERATING  SEGMENTS
----------------------------

The Company organizes its business into three reportable segments: the holding company (Hartville Group, Inc.), the insurance agency (Petsmarketing Insurance.com Agency, Inc.), and the reinsurance company (Hartville Insurance Company, LTD). The supplemental schedules provide the breakdown of assets, liabilities and operations for each of these segments.

TERANCE L. KELLEY
Certified Public Accountant                   3250 West Market Street, Suite 307
                                              Fairlawn, OH 44333




                Report of Independent Certified Public Accountant
                -------------------------------------------------
                          on Supplementary Information
                          ----------------------------


Board  of  Directors
Hartville  Group,  Inc.  and  Subsidiaries
Canton,  Ohio



My audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole of Hartville Group, Inc. and subsidiaries as of December 31, 2001, which are presented in the preceding section of this report. The supplementary information as of and for the year ended December 31, 2001 presented hereafter is for the purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the audit procedures applied in the audit of the basic financial statements and, in my opinion is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.



/S/ Terance L. Kelley
----------------------
Terance  L  Kelley
February  7,  2002



                                          Hartville Group, Inc. and Subsidiaries
                                               (A Development Stage Company)
                                                Consolidated Balance Sheet
                                                 Details of Consolidation
                                                    December 31, 2001

                                                                                              Petsmarketing      Hartville
                                                                                 Hartville    Insurance.com      Insurance
                                                    Total        Eliminations    Group, Inc.   Agency, Inc.   Company, LTD
            ASSETS
Current Assets
  Cash . . . . . . . . . . . . . . . . . . . .  $   896,553             $ -           $  -      $ 367,840      $ 528,713
  Commissions receivable . . . . . . . . . . .       50,911               -              -         50,911              -
  Other receivable . . . . . . . . . . . . . .       12,478               -              -         12,478              -
  Prepaid expense. . . . . . . . . . . . . . .       32,862               -              -          4,957         27,905
                                                    992,804               -              -        436,186        556,618
Fixed Assets
  Property and equipment - net . . . . . . . .       92,024               -              -         92,024              -
  Deferred policy acquisition costs- net . . .      220,484               -              -        220,484              -
                                                    312,508               -              -        312,508              -
Other Assets
  Licensing fees - net . . . . . . . . . . . .       35,294               -              -         35,294              -
  Other non-current assets . . . . . . . . . .      163,774               -            665        163,109              -
  Investments. . . . . . . . . . . . . . . . .            -      (1,525,314)     1,525,314              -              -
                                                    199,068      (1,525,314)     1,525,979        198,403              -

                                                $ 1,412,356     $(1,525,314)    $1,525,979       $855,073       $556,618
See accompanying notes to financial statements



                                            Hartville Group, Inc. and Subsidiaries
                                                (A Development Stage Company)
                                                  Consolidated Balance Sheet
                                                   Details of Consolidation
                                                       December 31, 2001


                                                                                              Petsmarketing      Hartville
                                                                                 Hartville    Insurance.com      Insurance
                                                    Total        Eliminations    Group, Inc.   Agency, Inc.   Company, LTD
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable . . . . . . . . . . . . . .       37,452             $ -           $565         $7,150        $29,737
  Accrued expenses . . . . . . . . . . . . . .       29,797               -              -         29,797              -
  Premium deposits . . . . . . . . . . . . . .      189,675               -              -        189,675              -
  Unearned commissions . . . . . . . . . . . .       30,062               -              -         30,062              -
  Current portion long-term debt . . . . . . .        8,877               -              -          8,877              -
                                                    295,863               -            565        265,561         29,737

Long-Term Debt. . . . . . . . . . . . . . . .         4,127               -              -          4,127              -

Total Liabilities. . . . . . . . . . . . . . .      299,990               -            565        269,688         29,737

Stockholders' Equity
  Common Stock . . . . . . . . . . . . . . . .        1,000               -              -              -           1,000
  Additional paid capital. . . . . . . . . . .    1,524,414      (1,524,314)     1,524,414      1,025,314         499,000
  Deficit accumulated. . . . . . . . . . . . .     (321,024)              -              -       (347,905)         26,881
                                                  1,204,390      (1,524,314)     1,524,414        677,409         526,881

                                                $ 1,504,380     $(1,524,314)    $1,524,979       $947,097        $556,618

See accompanying notes to financial statements



                                            Hartville Group, Inc. and Subsidiaries
                                                (A Development Stage Company)
                                               Consolidated Statement of Income
                                                  Details of Consolidation
                                            For the Year Ended December 31, 2001

                                                                                               Petsmarketing       Hartville
                                                                                  Hartville   Insurance.com        Insurance
                                                         Total    Eliminations   Group, Inc.    Agency, Inc.    Company, LTD
Commissions and fees income. . . . . . . . . .  $      599,499             $ -           $ -       $599,499        $      -
Premiums . . . . . . . . . . . . . . . . . . .         637,749               -             -              -         637,749
                                                     1,237,248               -             -        599,499         637,749

Losses and expenses. . . . . . . . . . . . . .         382,649               -             -              -         382,649
Acquisition costs. . . . . . . . . . . . . . .         216,092               -             -          8,824         207,268
General and administrative . . . . . . . . . .         649,736               -             -        628,064          21,672
                                                     1,248,477               -             -        636,888         611,589

Operating loss . . . . . . . . . . . . . . . .         (11,229)              -             -        (37,389)         26,160

Other income . . . . . . . . . . . . . . . . .            (721)              -             -              -            (721)
Other expenses . . . . . . . . . . . . . . . .               -               -             -              -               -

Loss before taxes. . . . . . . . . . . . . . .         (10,508)              -             -        (37,389)         26,881

Tax provisions . . . . . . . . . . . . . . . .               -               -             -              -               -

NET LOSS . . . . . . . . . . . . . . . . . . .  $      (10,508)            $ -           $ -       $(37,389)       $ 26,881

See accompanying notes to financial statements

TERANCE L. KELLEY
Certified Public Accountant          3250 West Market Street, Suite 307
                                     Fairlawn, OH 44333 (330) 864-2265








Board  of  Directors
Hartville  Group,  Inc.  and  Subsidiaries
Canton,  Ohio

I have reviewed the accompanying consolidated balance sheets of Hartville Group, Inc. and Subsidiaries as of June 30, 2002 and the related consolidated statements of income, stockholders' equity, and cash flows for the six months then ended and since inception, in accordance with standards established by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Hartville Group, Inc. and Subsidiaries.

A review consists principally of inquires of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the object of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the June 30, 2002 financial statements in order for them to be in conformity with generally accepted accounting principle accepted in the United States of America.

I audited the December 31, 2001 financial statements. My opinion dated February 7, 2002 stated that the December 31, 2001 financial statements present fairly, in all material respects the financial position and results of operations of Hartville Group, Inc. and Subsidiaries in conformity with generally accepted accounting principles accepted in the United States of America.




/s/ Terance L. Kelley
-----------------------
Terance  L  Kelley
Certified  Public  Accountant
August  1,  2002


                                  Hartville Group, Inc. and Subsidiaries
                                     (A Development Stage Company)
                                      Consolidated Balance Sheets
                                  June 30, 2002 and December 31,2001
                                        June 30,  December 31,



                                                                  2002                                2001
           ASSETS
Current Assets
    Cash . . . . . . . . . . . . . . . . .                       $855,851                          $896,553
    Commissions receivable . . . . . . . .                         65,985                            50,911
    Other receivables. . . . . . . . . . .                         48,352                            12,478
    Prepaid expenses . . . . . . . . . . .                         18,553                            32,862

                Total Current Assets . . .                        988,741                           992,804

Fixed Assets
    Property and equipment-net . . . . . .                        113,696                            92,024
    Deferred policy acquisition costs-net.                        289,888                           220,484

                                                                  403,584                           312,508

Other Assets
    Licensing fees. Less accumulated
             amortization of $19,118 . . .                         30,882                            35,294
Other non-current assets . . . . . . . . .                        172,134                           163,774

                                                                  203,016                           199,068
Total Assets . . . . . . . . . . . . . . .                     $1,595,341                        $1,504,380

See accompanying notes to financial statements.


                                        Hartville Group, Inc. and Subsidiaries
                                            (A Development Stage Company)
                                             Consolidated Balance Sheets
                                          June 30, 2002 and December 31,2001
                                               June 30,     December 31,


                                                                  June 30,                       December 31,
                                                                     2002                               2001
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable . . . . . . . . . . . .                    $   42,523                        $      37,452
  Accrued expenses . . . . . . . . . . . .                        51,158                               29,797
  Premium deposits . . . . . . . . . . . .                       238,282                              189,675
  Unearned commissions . . . . . . . . . .                        17,747                               30,062
  Due to fronting carrier. . . . . . . . .                        51,311                                    -
  Current portion of long-term debt. . . .                        18,954                                8,877

    Total Current Liabilities. . . . . . .                       419,975                              295,863

Long-Term Debt . . . . . . . . . . . . . .                         9,615                                4,127

    Total Liabilities. . . . . . . . . . .                       429,590                              299,990

Stockholders' Equity
  Common stock, 50,000,000
    shares authorized: $.0001 par value;
    2,100,000 shares issued and
    outstanding. . . . . . . . . . . . . .                         2,001                                2,001
  Additional paid in capital . . . . . . .                     1,523,413                            1,523,413
  Deficit accumulated during development
    stage. . . . . . . . . . . . . . . . .                      (359,663)                            (321,024)

                                                               1,165,751                            1,204,390




Total Liabilities and Stockholders' Equity                    $1,595,341                           $1,504,380




                             Hartville Group, Inc. and Subsidiaries
                                  (A Development Stage Company)
                                Consolidated Statement of Income
  For the Six Months Ended June 30, 2002, for the Year Ended December 31, 2001, and for
the Period From March 1, 2000 (Date of Inception) Through June 30, 2002 (Since Inception)


                                                 June 30,     December 31,           Since
                                                    2002             2001        Inception
Commissions. . . . . . . . . . . . . . . . . .    $384,837        $599,499     $1,292,457
Premiums . . . . . . . . . . . . . . . . . . .     466,962         637,749      1,104,711

                                                   851,799       1,237,248      2,397,168

Losses and expenses. . . . . . . . . . . . . .     345,490         382,649        728,139
Ceded costs. . . . . . . . . . . . . . . . . .     148,045         216,092        364,137
General and administrative . . . . . . . . . .     434,771         649,736      1,532,709

                                                   928,306       1,248,477      2,624,985

Operating loss . . . . . . . . . . . . . . . .     (76,507)        (11,229)      (227,817)

Other income . . . . . . . . . . . . . . . . .      37,868             721         73,256

Other expense. . . . . . . . . . . . . . . . .           -               -       (205,052)

Loss before taxes. . . . . . . . . . . . . . .     (38,639)        (10,508)      (359,613)

Provision for taxes. . . . . . . . . . . . . .           -               -             50

NET LOSS . . . . . . . . . . . . . . . . . . .    $(38,639)       $(10,508)     $(359,663)


Net loss per common share. . . . . . . . . . .      ($0.02)         ($0.01)

Weighted average common shares outstanding . .   2,001,000       2,001,000

See accompanying notes to financial statements


                               Hartville Group, Inc. and Subsidiaries
                                   (A Development Stage Company)
                           Consolidated Statement of Stockholders' Equity
             For the Period From March 1, 2000 (Date of Inception) through June 30, 2002


                                                                    Additional                          Total
                                                  Common     Stock    Paid in     Accumulated    Stockholders'
                                                  Shares    Amount    Capital       Deficit            Equity
Balance at March 1, 2000                            -          -         -             -               -
  Retroactive stock issued . . . . . . . . . .   2,001,000   $2,001    $508,327           $-          $510,328

  Net Loss . . . . . . . . . . . . . . . . . .           -        -           -      (310,516)        (310,516)

Balance at December 31, 2000 . . . . . . . . .   2,001,000    2,001     508,327      (310,516)         199,812

  Capital contributed 2001 . . . . . . . . . .           -        -   1,015,086             -        1,015,086

  Net Loss . . . . . . . . . . . . . . . . . .           -        -           -       (10,508)         (10,508)

Balance December 31, 2001. . . . . . . . . . .   2,001,000    2,001   1,523,413      (321,024)       1,204,390

  Net loss . . . . . . . . . . . . . . . . . .           -        -           -       (38,639)         (38,639)

Balance June 30, 2002. . . . . . . . . . . . .   2,001,000   $2,001  $1,523,413     $(359,663)       $1,165,751


See accompanying notes to financial statements


                               Hartville Group, Inc. and Subsidiaries
                                  (A Development Stage Company)
                               Consolidated Statement of Cash Flows
  For the Six Months Ended June 30, 2002, for the Year Ended December 31, 2001, and for the
     Period From March 1, 2000 (Date of Inception) Through June 30, 2002 (Since Inception)



                                                        June 30,    December 31,      Since
                                                          2002          2001        Inception
Cash flows from operating activities
  Net loss. . . . . . . . . . . . . . . . . . . . . .   $(38,639)       $(10,508)   $(439,309)
  Adjustments to reconciliation net loss to net
    cash provided by operating activities
    Depreciation. . . . . . . . . . . . . . . . . . .     18,649          31,027       67,620
    Amortization. . . . . . . . . . . . . . . . . . .     36,312          52,014       94,208
    (Increase)/decrease commissions receivable. . . .    (15,074)         86,489      (65,985)
    (Increase) Other receivables. . . . . . . . . . .    (35,874)        (12,478)     (48,352)
    Decrease/(increase) Prepaid expenses. . . . . . .     14,309         (29,976)     (18,553)
    (Increase) Licensing fees . . . . . . . . . . . .          -               -      (50,000)
    Increase Accounts payable . . . . . . . . . . . .      5,071          (8,675)      42,523
    Increase Accrued expenses . . . . . . . . . . . .     21,361          29,747       51,158
    Increase Premium deposits . . . . . . . . . . . .     48,607         189,675      238,282
    (Decrease)/increase Unearned deposits . . . . . .    (12,315)         30,062       17,747
    (Decrease)/increase Due to fronting carrier . . .     51,311               -      130,957
Net Cash Provided by /(Used for) Operating Activities     93,718         357,377       20,296

Cash Flows from Investing Activities
    Increase Deferred policy acquisition costs. . . .   (101,305)       (263,673)    (364,978)
    Increase Property and equipment . . . . . . . . .    (40,320)        (45,445)    (181,316)
    Increase Other non-current assets . . . . . . . .     (8,360)         (5,891)    (172,134)

Net Cash Used for Investing Activities. . . . . . . .   (149,985)       (315,009)    (718,428)

Cash Flows from Financing Activities
    Proceeds from notes payable . . . . . . . . . . .     21,406          17,807      221,624
    Payment on notes payable. . . . . . . . . . . . .     (5,841)       (187,214)    (193,055)
    Issuance of Common stock. . . . . . . . . . . . .          -               -        2,162
    Contributed capital . . . . . . . . . . . . . . .          -       1,015,086    1,523,252

Net Cash Provided from Financing Activities . . . . .     15,565         845,679    1,553,983

Net Increase in Cash and Cash Equivalents . . . . . .    (40,702)        888,047      855,851

Cash and Cash Equivalents-Beginning . . . . . . . . .    896,553           8,506            -

Cash and Cash Equivalents-Ending. . . . . . . . . . .   $855,851        $896,553     $855,851

See accompanying notes to financial statements

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2002



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

DEVELOPMENT STAGE COMPANY
-------------------------

Hartville Group, Inc. and Subsidiaries (the Company) are development stage companies as defined under Statements of Financial Accounting Standards No. 7. Hartville Group, Inc. was incorporated in the state of Nevada on February 1, 2001 as a holding company of Petsmarketing Insurance.com Agency, Inc., incorporated in the state of Ohio, which sells sickness and accident policies for domestic household pets, for Hartville Group, Inc. and for Hartville Insurance Company, LTD, which was incorporated in the Cayman Islands on October 19, 2001 and holds a restricted class B Insurer's License under the law of the Cayman Islands.

On February 1, 2002 Petsmarketing, Inc. transferred its entire interest in Petsmarketing Insurance.Com Agency, Inc. to Hartville Group, Inc. (A Nevada Corporation) in exchange for 1,500,000 shares of Hartville Group. Also at the same time Petsmarketing, Inc. transferred its entire interest in Hartville Insurance Company, LTD (A Cayman Island Corporation) to Hartville Group Inc. in exchange for 500,000 shares of Hartville Group. When the transfer was complete Petsmarketing, Inc. owned 2,000,000 of the 2,001,000 shares outstanding of Hartville Group, Inc., thereby making Hartville Group, Inc. a subsidiary of Petsmarketing, IncSince there was no significant change in ownership the transaction was accounted for as similar to a pooling of interests with all assets and liabilities recorded at historical values.

The Company, when originally organized was to include both an insurance agency and a reinsurance company, which would take an 80 to 90% quota share participation in the pet health insurance thereby increasing the portion of risk and profits retained by the Company. At December 31, 2001 this goal had not been accomplished and therefore the Company is still considered to be in the development stage at quarter end.

Hartville Insurance Company LTD has taken a 20% quota share participation in the pet health insurance originated by Petsmarketing Insurance.com Agency, Inc. and insured by Clarendon National Insurance Company. The remaining 80% of risk is ceded to re-insurers. The policies have been issued on a claims made basis with policy limits of

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                  June 30, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------

$5,000 per occurrence with an annum aggregate of $13,000 for veterinarian's fees and $5,000 per animal for mortality.

The consolidated financial statements include the accounts of the Petsmarketing Insurance.com Agency, Inc., Hartville Group Inc., and Hartville Insurance Company, LTD, all wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Hartville Group, Inc. is a subsidiary of Petsmarking, Inc., which owns 2,000,000 of its 2,001,000 outstanding shares.

REVENUE  RECOGNITION  POLICIES
------------------------------

Policies are issued for a term of one year, thus the Company recognizes commissions on a 1/12 annual basis as premiums are received. In the event premiums are paid in advance; For example a policy on which the annual premium is paid in advance, the liability, Unearned Commissions is recognized until the premium is earned on a 1/12 annual basis. Commissions receivable represent commissions due the company from Clarendon National Insurance Company for premiums received during the previous month. Premium deposits are recorded as cash at yearend with the recording of a corresponding liability to the reinsurance carriers. Ceded costs represent the proportional losses paid on policies under the reinsurance agreements. Due to fronting carrier represents any amounts collected by the Company due to Clarendon National Insurance Company as the fronting carrier.

Hartville Insurance Company, LTD is a reinsurance company. It receives its income on a net basis. That is, the Company's revenue is net of claims paid and expenses. However, for accounting purposes this amount is grossed up to show Gross Premium Revenues and expenses of claims paid and loss allowances.

CASH AND CASH EQUIVALENTS
-------------------------

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                  June 30, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------

INCOME TAXES
------------

The Company accounts for income taxes under the provisions of Statements of Financial Accounting Standards No. 109 "Accounting for Income Taxes", which requires a company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates. The Company has no differences between book and tax accounting.

DEFERRED POLICY ACQUISITION COST
--------------------------------

Costs incurred in connection with policy acquisition have been capitalized and are amortized over the estimated life of the policies acquired. Management was amortizing these costs over 36 months. However, on January 1, 2002 management elected to extend the estimated life of these assets to 60 months. Management felt this change brought its amortization life closer to industry standards. Total costs deferred at September 30, 2002 were $418,137 with accumulated amortization through that date of $94,111. The impact of this change on the Company's earnings through June 30, 2002 would have been an additional $12,000 of expense.

PROPERTY AND EQUIPMENT
----------------------

Property and equipment are carried at cost. Maintenance, repairs and renewals are expensed as incurred. Depreciation of property and equipment is provided for over their estimated useful lives, which range from three to seven years, using the straight-lined method.

SOFTWARE  DEVELOPMENT  COSTS
----------------------------

The Company has expended $155,681 in software development costs through December 31, 2001 for internal use software. The Company will amortize these costs over its estimated useful life, which as not been determined at this time, once the development stage is complete. The Company is still actively developing this software.

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                  June 30, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------

LIABILITY  FOR  UNPAID  CLAIMS
------------------------------

The Company pays claims on a claims made basis whereby claims are only paid while the policy is in force. Any liability for unpaid claims at yearend is included in accounts payable.

USE OF ESTIMATES
----------------

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2 - OTHER NONCURRENT ASSETS
--------------------------------

Other noncurrent assets represent software costs associated with the development of the Company's computer system in the amount of $164,606. As of June 30, 2002, the software is still under development and has not been placed in service. Also included are insurance license costs of $7,428 and organization costs of $100.

NOTE 3 - PROPERTY AND EQUIPMENT
-------------------------------

NOTE 3 - FIXED ASSETS
---------------------

Property and equipment are summarized by major classifications as follows:
                                       June 30,              December 31,
                                         2002                       2001
                                         ----                       ----
Furniture and fixtures                  $4,727                    $3,360
Equipment                              110,127                    81,690
Software                                55,563                    45,744
Leasehold Improvements                  10,899                    10,202
                                        ------                    ------
                                       181,316                   140,996
Less:  accumulated depreciation        (67,620)                  (48,972)
                                       --------                 ---------
                                      $113,696                   $92,024
                                       ======                     ======



                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                  June 30, 2002

NOTE 3 FIXED ASSETS (CONTINUED
------------------------------

Deferred policy acquisition costs are summarized as follows:
                                       June 30,              December 31,
                                          2002                      2001
     ----     ----
Deferred policy acquisition costs     $364,978                   $263,673
Less: accumulated amortization         (75,090)                   (43,189)
                                       --------                   --------
                                      $324,026                   $220,484
                                      =======                     =======

NOTE 4 - NOTES PAYABLE
----------------------

On June 14, 2001 the Company entered into a lease purchase arrangement with a finance company for a phone system. The total borrowed was $17,807. The note calls for 24 monthly payments of $858 including interest at 15.7%. The last three payments were prepaid when the note was signed. The balance outstanding at June 30, 2002 was $8,738. The equipment financed secures the note.

On May 9, 2002 the Company entered into a lease purchase arrangement with a finance company for a computer system. The total borrowed was $21,406. The note calls for 24 monthly payments of $1,021 including interest at 13.4%. The last three payments were prepaid when the note was signed. The balance outstanding at June 30, 2002 was $19,381. The equipment financed secures the note.

Maturities  on  long-term  debt  are  as  follows:

     Year  ending  December  31,
                       2002     $14,390
                       2003     $15,045
                       2004     $ 4,975

NOTE 5 - INCOME TAXES
---------------------

The Company has a net operating loss of approximately $439,000 available for carryforward of up to twenty (20) years for federal purposes. Pursuant to Internal Revenue Code Section 382 and the regulations thereunder, the amounts of utilizable carryover may be limited as a result of ownership changes or even eliminated if business continuity requirements are not met. Net operating losses may be carried forward for

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                  June 30, 2002

NOTE 5 - INCOME TAXES (CONTINUED)
---------------------------------

fifteen consecutive tax years for the state of Ohio. There were no temporary differences allowing no deferred tax liabilities to arise.

Components of Income Tax Expenses are as follows:
                                                         June 30,
     CURRENT                                                2001
                                                            ----

     Federal                                               $ -0-
     States                                                  -0-
                                                          ----------
     NET PROVISION/(BENEFIT) FOR INCOME TAXES              $ -0-
                                                           ======
NOTE 6 - COMMITMENTS
--------------------

The Company's leasing operations consist principally of the leasing of office space under operating leases that expire in five years.


The following is a schedule, by years of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2001.


                        Year ending December 31                         Amount
                                           2002 . . . . . . . . . . . $ 26,000
                                           2003 . . . . . . . . . . .   26,000
                                           2004 . . . . . . . . . . .   26,000
                                           2005 . . . . . . . . . . .    8,677
                                                                     ---------

                                          Total. . . . . . . . . . . .$ 86,667
                                                                        ======
Rental expense was approximately $13,124 for the six months ended June 30, 2002.

                     HARTVILLE GROUP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                  June 30, 2002

NOTE 7 - UNDERWRITING
---------------------

January 1, 2001 the Company started to market, administrator and reinsure a portion of its underwriting risk. Each year's business is ceded to reinsurers under an annual quota share reinsurance agreement. At present there are two such treaties in effect. Below shows the breakdown of revenue and direct expenses under each of these treaties to date:


                                                Inception to date
                                     2002                     2001
                              ------------------            ---------
                                   Treaty                    Treaty            Total
                           ----------------------------  ------------------  ---------

  Premiums . . . . . . . . .      $148,716                    $955,995      $1,104,711
  Losses and expenses. . . .        24,455                     703,684         728,139
  Ceded costs. . . . . . . .        45,803                     318,334         364,137
                              ------------------              ---------      ----------
  Underwriting Profit/(Loss)       $78,458                    $(66,023)        $12,435
                              ==================              =========      ==========

NOTE  8  RELATED  PARTY  TRANSACTIONS
-------------------------------------

There  were  no  material  related  party  transactions  during  the  period.

NOTE  9  OPERATING  SEGMENTS
----------------------------

The Company organizes its business into three reportable segments: the holding company (Hartville Group, Inc.), the insurance agency (Petsmarketing Insurance.com Agency, Inc.), and the reinsurance company (Hartville Insurance Company, LTD). The supplemental schedules provide the breakdown of assets, liabilities and operations for each of these segments.



Hartville Group, Inc. and Subsidiaries
(A Development Stage Company)
Consolidated Balance Sheet
Details of Consolidation
June 30, 2002

                                                                                               Petsmarketing     Hartville
                                                                                 Hartville      Insurance.com    Insurance
                                                    Total        Eliminations    Group, Inc.   Agency, Inc.   Company, LTD
         ASSETS
Current Assets
  Cash . . . . . . . . . . . . . . . . . . . .        $855,851              $-             $-       $326,301       $529,550
  Commissions receivable . . . . . . . . . . .          65,985               -              -         65,985              -
  Other receivable . . . . . . . . . . . . . .          48,352         (48,108)        48,108         48,108            244
  Prepaid expense. . . . . . . . . . . . . . .          18,553               -              -          7,123         11,430
                                                       988,741         (48,108)        48,108        447,517        541,224
Fixed Assets
  Property and equipment-net . . . . . . . . .         113,696               -              -        113,696              -
  Deferred policy acquisition costs
    - net. . . . . . . . . . . . . . . . . . .         289,888               -              -        289,888              -
                                                       403,584               -              -        403,584              -
Other Assets
  Licensing fees-net . . . . . . . . . . . . .          30,882               -              -         30,882              -
  Other non-current assets . . . . . . . . . .         172,134               -            100        172,034              -
  Investments. . . . . . . . . . . . . . . . .               -      (1,525,314)     1,525,314              -              -
                                                       203,016      (1,525,314)     1,525,414        202,916              -

                                                    $1,481,645     $(1,573,422)    $1,573,522       $940,321       $541,224

See accompanying notes to financial statements



Hartville Group, Inc. and Subsidiaries
(A Development Stage Company)
Consolidated Balance Sheet
Details of Consolidation
June 30, 2002

                                                                                              Petsmarketing      Hartville
                                                                                 Hartville    Insurance.com      Insurance
                                                    Total        Eliminations    Group, Inc.   Agency, Inc.   Company, LTD
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable . . . . . . . . . . . . . .         $42,523        $(48,108)       $48,108        $42,523             $-
  Accrued expenses . . . . . . . . . . . . . .          51,158               -              -         43,130          8,028
  Premium deposits . . . . . . . . . . . . . .         238,282               -              -        238,282              -
  Unearned commissions . . . . . . . . . . . .          17,747               -              -         17,747              -
  Due to fronting carrier. . . . . . . . . . .          51,311               -              -              -         51,311
  Current portion long-term debt . . . . . . .          18,954               -              -         18,954              -
                                                       419,975         (48,108)        48,108        360,636         59,339

Long-Term Debt . . . . . . . . . . . . . . . .           9,615               -              -          9,615              -

Total Liabilities. . . . . . . . . . . . . . .         429,590         (48,108)        48,108        370,251         59,339

Stockholders' Equity
  Common stock . . . . . . . . . . . . . . . .           2,001           1,001              -              -          1,000
  Additional paid capital  . . . . . . . . . .       1,523,413      (1,526,315)     1,525,414      1,025,314        499,000
  Deficit accumulated. . . . . . . . . . . . .        (359,663)              -              -       (341,548)      (18,115)
                                                     1,165,751      (1,525,314)     1,525,414        683,766        481,885

                                                    $1,595,341     $(1,573,422)    $1,573,522      $1,054,017      $541,224

See accompanying notes to financial statements



Hartville Group, Inc. and Subsidiaries
(A Development Stage Company)
Consolidated Statement of Income
Details of Consolidation
For the Six Months Ended June 30, 2002

                                                                                                Petsmarketing       Hartville
                                                                                   Hartville    Insurance.com       Insurance
                                                         Total     Eliminations   Group, Inc.    Agency, Inc.    Company, LTD
Commissions and fees income. . . . . . . . . .        $384,837               $-            $-       $384,837              $-
Premiums . . . . . . . . . . . . . . . . . . .         466,962                -             -              -         466,962
                                                       851,799                -             -        384,837         466,962

Losses and expenses. . . . . . . . . . . . . .         345,490                -             -              -         345,490
Ceded costs. . . . . . . . . . . . . . . . . .         148,045                -             -              -         148,045
General and administrative . . . . . . . . . .         434,771                -             -        412,716          22,055
                                                       928,306                -             -        412,716         515,590

Operating loss . . . . . . . . . . . . . . . .         (76,507)               -             -        (27,879)        (48,628)

Other income . . . . . . . . . . . . . . . . .          37,868                -             -         34,236           3,632
Other expenses . . . . . . . . . . . . . . . .               -                -             -              -               -

Loss before taxes. . . . . . . . . . . . . . .         (38,639)               -             -          6,357         (44,996)

Tax provisions . . . . . . . . . . . . . . . .               -                -             -              -               -

NET LOSS . . . . . . . . . . . . . . . . . . .        $(38,639)              $-            $-          $6,357       $(44,996)

See accompanying notes to financial statements

TERANCE L. KELLEY
Certified Public Accountant          3250 West Market Street, Suite 307
                                      Fairlawn, OH 44333 (330) 864-2265













Board  of  Directors
Hartville  Group,  Inc.  and  Subsidiaries
Canton,  Ohio



My review was made for the purpose of forming an opinion on the basic financial statements taken as a whole of Hartville Group, Inc. and Subsidiaries as of June 30 , 2002, which are presented in the preceding section of this report. The supplementary information as of and for the six months ended June 30, 2002 presented hereafter is for the purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the review procedures applied in the review of the basic financial statements.


/s/ Terance L. Kelley
---------------------
Terance  L  Kelley
August  1,  2002